SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 8, 2006, we closed the last of the three previously announced incentivized conversion agreements with former holders of our 10% Senior Secured Discount Convertible Notes due 2009 and our 8.25% Series C Convertible Redeemable Preferred Stock. We also closed, on November 13, 2006, the tender offer that we launched on September 26, 2006 for our remaining 10% notes.

Following the closing of these transactions, we are filing today a prospectus relating to the resale of the shares of Class A common stock that includes shares previously registered under existing shelf registration statements (underlying the 10% notes and Series C preferred stock) as well as newly registered shares issued to incentivize the conversion of the 10% notes and as a redemption premium for the Series C preferred stock.

The dilution as a result of the transactions described above and the tender offer is less than 0.84%, based on the number of shares of Class A common stock outstanding on a fully diluted basis as of September 30, 2006, assuming we had issued all shares issuable upon conversion or exercise of outstanding securities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 5.1	Opinion of Hogan & Hartson L.L.P.

Exhibit 23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: November 13, 2006	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Document

5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1).